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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Select Medical Holdings Corporation of our reports dated March 17, 2006 relating to the consolidated financial statements and financial statement schedule of Select Medical Holdings Corporation (Successor) and Select Medical Corporation (Predecessor), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, PA
July 28, 2006